UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT                                                                                                June 13, 2008

(DATE OF EARLIEST EVENT REPORTED)                                                                                                                     June 10, 2008

BOARDWALK PIPELINE PARTNERS, LP
(Exact name of registrant as specified in its charter)

Delaware	01-32665	20-3265614
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

9 Greenway Plaza, Suite 2800

Houston, Texas  77046

(Address of principal executive office)

(866) 913-2122

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]  Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On June 10, 2008, Boardwalk Pipeline Partners, LP (the “Partnership”), a Delaware limited partnership, announced that it had entered into an underwriting agreement (the “Underwriting Agreement”) with the underwriters (the “Underwriters”)  named therein with respect to the issue and sale by the Partnership, and the purchase by the Underwriters, of 10,000,000 common units (“Offered Units”) (including an option to purchase up to 1,500,000 additional common units to cover over-allotments) representing limited  partner interests  in  the Partnership. The Underwriters are offering the Offered Units at an initial offering price to the public of $25.30 per unit.  The Offered Units to be issued pursuant to the Underwriting Agreement are registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3 (File No. 333-141058).  The Partnership expects the transaction  to close on June 16, 2008.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.
1.1
Underwriting Agreement dated as of June 10, 2008, among Citigroup Global Markets Inc.,
Lehman Brothers Inc., Morgan Stanley & Co. Incorporated, and UBS Securities LLC,
as joint underwriters, and Boardwalk Pipeline Partners, LP.

5.1	Opinion of Vinson & Elkins L.L.P. as to the legality of the Offered Units.
8.1	Opinion of Vinson & Elkins L.L.P. regarding tax matters.
23.1	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 5.1)
23.2	Consent of Vinson & Elkins L.L.P. (included in its opinion filed as Exhibit 8.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOARDWALK PIPELINE PARTNERS, LP

By:   Boardwalk GP LLC,
its General Partner

By:   /s/ Jamie L. Buskill
Jamie L. Buskill
Senior Vice President, Chief Financial Officer and Treasurer

Dated: June 13, 2008